Exhibit 10.5

AMENDMENT TO COMMON STOCK PURCHASE WARRANT NO. A-2

THIS AMENDMENT (this “Amendment”) to Common Stock Purchase Warrant No. A-2 (the “Warrant”) is made effective as of the 4th day of May, 2004 by and between OPINION RESEARCH CORPORATION, a Delaware corporation (the “Company”) and ALLIED INVESTMENT CORPORATION, a Maryland corporation (the “Holder”).

RECITALS

WHEREAS, pursuant to that certain Investment Agreement (the “Investment Agreement”) dated as of May 26, 1999 by and among the Company, the Holder and Allied Capital Corporation (together with the Holder, “Allied Entities”), Allied Entities invested in the Company the aggregate sum of $15,000,000 in exchange for certain subordinated debentures and warrants to purchase shares of Common Stock of the Company;

WHEREAS, the parties desire to amend the Warrant upon the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

SECTION 1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Investment Agreement.

SECTION 2. Amendments to Warrant. The following amendments to the Warrant shall take effect as of the date hereof:

(a) Section 1 of the Warrant is hereby deleted in its entirety and replaced with the following:

“1. Grant. For consideration of $100 and other value received, OPINION RESEARCH CORPORATION, a Delaware corporation (the “Corporation”), hereby grants to ALLIED CAPITAL CORPORATION or its assigns or transferees (the “Holder”), at the exercise price set forth in Section 3 below, the right to purchase 160,244 shares (the “Warrant Shares”) of Common Stock (or other security issued in accordance with Section 8). This Warrant is being issued at Closing under an investment agreement dated as of the date hereof (the “Investment Agreement”) by and among the Corporation and the Holder. Capitalized terms used herein, but not elsewhere defined herein or in the Investment Agreement, have the meanings set forth in Schedule 1.”

(b) Section 2 of the Warrant is hereby deleted in its entirety and replaced with the following:

“2. Exercise Period. The right to exercise this Warrant, in whole or in part, begins on the date hereof. The right to exercise this Warrant expires on the later of (i) May 4, 2009 or (ii) on the third anniversary of the Repayment Date (the “Expiration Date

(c) Section 4(b) of the Warrant is hereby deleted in its entirety and replaced with the following:

“(b) Intentionally Omitted.”

(d) Section 5 of the Warrant is hereby modified and amended to insert the following new subsection 5(c) following subsection 5(b):

“(c) Adjustment for Event of Default. If, pursuant to either of those certain Loan Agreements dated as of May 4, 2004 (together, the “Loan Agreements”) by and among the Borrowers (as defined therein) and the Holders (as defined therein), an Event of Default (as defined therein) occurs under (i) Section 8.1(b) or (c) or (ii) Section 8.1(d) with respect to a breach of Section 6.12, in each case of the Loan Agreements, the Exercise Price shall be reduced by $1.00 per share (subject to a proportionate adjustment in connection with any adjustment of the Exercise Price under Section 4 or 5 hereof) immediately after the last day of each consecutive 90 day period during which such Event of Default continues uncured and is not waived by the Holders (and for this purpose such Event of Default shall be deemed to be cured if amounts are paid with respect to a payment default referred to in Section 8.1(b) or (c) at any time within such 90 day period or if, with respect to a breach of Section 6.12, the Borrowers are in compliance with the covenant in Section 6.12 which was breached as of a date within such 90 day period), provided, however, that the Exercise Price shall not be reduced to below $1.50 per share (subject to a proportionate adjustment in connection with any adjustment of the Exercise Price under Section 4 or 5 hereof).”

(e) Schedule 1 of the Warrant is hereby amended and modified such that the definition of “Repayment Date” is hereby deleted in its entirety and replaced with the following definition of “Repayment Date”:

““Repayment Date” means the date on which the Corporation has repaid in full in cash all amounts outstanding under the Notes (as defined in each of the Loan Agreements).”

SECTION 3. Reference to and Effect Upon Warrant.

(a) Each reference in the Warrant to “this Warrant,” “hereunder,” “hereof,” or words of like import shall hereafter mean and be a reference to the Warrant, as amended hereby.

(b) Except as specifically amended hereby or contemplated hereby, the Warrant and each and every term and provision thereof shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Holder under the Warrant or any other documents referenced therein or constitute a waiver of any provision of the Warrant.

SECTION 4. Miscellaneous.

(a) Entire Agreement; Integration Clause. This Amendment contains the entire agreement between the parties hereto with respect to this transaction, and as such supersede any prior agreements, whether written or oral, regarding the matters described herein.

(b) No Oral Modification or Waivers. The terms herein may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

(c) Governing Law. This Amendment is governed by, and interpreted and construed in accordance with, the internal laws of the State of Delaware (without regard to its conflicts of law principles).

(d) Headings. The headings of the paragraphs and sub-paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

(e) Severability. To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Amendment shall remain unchanged and in full force and effect.

(f) Counterparts. This Amendment may be executed in as many counterpart copies as may be required. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

“COMPANY”:

OPINION RESEARCH CORPORATION a Delaware corporation

By:	/s/ KEVIN P. CROKE
Name:	Kevin P. Croke
Title:	EVP – Corporate Finance

“HOLDER”:

ALLIED INVESTMENT CORPORATION a Maryland corporation

By:	/s/ FRANK IZZO
Name:	Frank Izzo
Title:	Principal

SIGNATURE PAGE TO AMENDMENT TO WARRANT